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Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2)  / /

THE CHASE MANHATTAN BANK
(Exact name of trustee as specified in its charter)

New York (State of incorporation if not a national bank)	13-4994650 (I.R.S. employer identification No.)
270 Park Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

William H. McDavid
General Counsel
270 Park Avenue
New York, New York 10017
Tel: (212) 270-2611
(Name, address and telephone number of agent for service)

Simon Property Group, L.P.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-1755769 (I.R.S. employer identification No.)
National City Center 115 West Washington Street, Suite 15 East Indianapolis, Indiana (Address of principal executive offices)	46204 (Zip Code)

Debt Securities
(Title of the indenture securities)

GENERAL

Item 1.  General Information.

    Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

  New York State Banking Department, State House, Albany, New York 12110.

  Board of Governors of the Federal Reserve System, Washington, D.C., 20551

  Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

  Federal Deposit Insurance Corporation, Washington, D.C., 20429.

    (b) Whether it is authorized to exercise corporate trust powers.

  Yes.

Item 2.  Affiliations with the Obligor.

    If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

Item 16.  List of Exhibits

    List below all exhibits filed as a part of this Statement of Eligibility.

    1.  A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    2.  A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    3.  None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

    4.  A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

    5.  Not applicable.

    6.  The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

    7.  A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

    8.  Not applicable.

    9.  Not applicable.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 19th day of September, 2001.

THE CHASE MANHATTAN BANK
By	/s/ GREGORY P. SHEA Gregory P. Shea Assistant Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2
CONSOLIDATED REPORT OF CONDITION OF

The Chase Manhattan Bank
of 270 Park Avenue, New York, New York 10017
and Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System,

at the close of business June 30, 2001, in
accordance with a call made by the Federal Reserve Bank of this
District pursuant to the provisions of the Federal Reserve Act.

		Dollar Amounts in Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$21,536
Interest-bearing balances		31,428
Securities:
Held to maturity securities		481
Available for sale securities		60,903
Federal funds sold and securities purchased under agreements to resell		42,824
Loans and lease financing receivables:
Loans and leases held for sale		3,856
Loans and leases, net of unearned income	$155,575
Less: Allowance for loan and lease losses	2,276
Loans and leases, net of unearned income and allowance		153,299
Trading Assets		66,636
Premises and fixed assets (including capitalized leases)		4,468
Other real estate owned		45
Investments in unconsolidated subsidiaries and associated companies		353
Customers' liability to this bank on acceptances outstanding		346
Intangible assets
Goodwill		1,785
Other Intangible assets		4,365
Other assets		19,923

TOTAL ASSETS		$412,248

LIABILITIES
Deposits
In domestic offices	$137,865
Noninterest-bearing	$56,799
Interest-bearing	81,066
In foreign offices, Edge and Agreement subsidiaries and IBF's	113,924
Noninterest-bearing	$6,537
Interest-bearing	107,387
Federal funds purchased and securities sold under agreements to repurchase	65,474
Trading liabilities	39,611
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	10,573
Bank's liability on acceptances executed and outstanding	346
Subordinated notes and debentures	6,355
Other liabilities	14,772
TOTAL LIABILITIES	388,920
Minority Interest in consolidated subsidiaries	89
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,211
Surplus (exclude all surplus related to preferred stock)	12,715
Retained earnings	9,985
Accumulated other comprehensive income	(672)
Other equity capital components	0
TOTAL EQUITY CAPITAL	23,239

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL	$412,248

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.
WILLIAM B. HARRISON JR.	)
DOUGLAS A. WARNER III	)	DIRECTORS
WILLIAM H. GRAY III	)

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Exhibit 25